Exhibit 99.2

February 24, 2017 Fourth Quarter and Full - Year 2016 Earnings

2 Forward - Looking Statements and Non - GAAP Information This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters . These forward - looking statements include statements regarding the Company’s outlook for the first quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A (Selling, operating and administrative) expenses, and Adjusted EBITDA margins for its first quarter of 2017 and full fiscal year ; the Company’s optimism for agent recruitment, investment, acquisitions (including the integration of regional acquisitions), Motto Mortgage, and improving housing conditions ; the expected benefits related to refinancing the Company’s credit facility ; the factors working to continue the Company’s momentum ; the Company’s channels for long - term organic growth ; the absences of extraordinary items or unanticipated events in future time periods ; currency exchange rates ; the productivity of the agent network ; the focus on growing the highest quality real estate network in the world ; and consistent execution of the Company’s plan and continued success ; as well as other statements regarding the Company’s strategic and operational plans and business models . Forward - looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved . Forward - looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward - looking statements . Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the Company’s business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10 - K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www . remax . com and on the SEC website at www . sec . gov . Readers are cautioned not to place undue reliance on forward - looking statements, which speak only as of the date on which they are made . Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances . This presentation refers to “Adjusted EBITDA,” “Adjusted Net Income ”, “Free Cash Flow”, “Free Cash Flow less Distributions to RIHI” and “Unencumbered Cash . ” Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, Free Cash Flow less Distributions to RIHI and Unencumbered Cash are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”) and the use of Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Free Cash Flow less Distributions to RIHI and Unencumbered Cash is limited because they do not include certain material costs necessary to operate this business . In addition, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, Free Cash Flow less Distributions to RIHI and Unencumbered Cash, as presented, may not be comparable to similarly titled measures of other companies . See the Appendix for a reconciliation of Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Free Cash Flow less Distributions to RIHI and Unencumbered Cash with the most directly comparable measure under GAAP .

Focused on Creating Shareholder Value

Shareholder Return Driven By

Organic Growth

- Agent count growth
  - ✓ +7,089 agents, +6.8% YoY
- Franchise sales
  - ✓ Best year in U.S. & Canada combined since 2010
- Increased recurring revenue[1]
  - ✓ ~65% in 2016
- Delivered margin expansion
  - ✓ +200 basis points YoY
- Strong FCF[2] generation
  - ✓ $60M FCF in 2016
- Sold owned brokerages
  - ✓ 100% franchise business

+ Catalysts

- Independent Region acquisitions
  - ✓ New York
  - ✓ Alaska
  - ✓ New Jersey
  - ✓ Georgia
  - ✓ Kentucky/Tennessee
  - ✓ Southern Ohio
- New brand launch
  - ✓ MOTTO MORTGAGE

+ Return of Capital

- Committed to recurring quarterly dividends
  - ✓ Increased 20% to $0.18/share in Feb. 2017
  - ✓ Returned 30%[2] of FCF in 2016

[1]Recurring revenue is comprised of Continuing Franchise Fees and Annual Dues
[2]Free Cash Flow ("FCF") = Operating Cash Flow – Capital Expenditures; $18M 2016 quarterly dividend payments / $60M 2016 FCF = 30%; see appendix for reconciliation of non-GAAP measures

3

4 Full - Year and Fourth Quarter 2016 Financial Highlights Business Model Now Generating ~65% Recurring Revenue 1 ▪ Revenue of $176.3 million, increased 6.9% YoY after adjusting for sale of the Company - owned brokerages ▪ Adjusted EBITDA 2 of $94.6 million, Adjusted EBITDA margin 2 of 53.7% ▪ Adjusted basic and diluted EPS 2 of $1.74 per share ▪ Free cash flow 2 of $60.0 million ▪ Revenue of $44.4M up 9.1% YoY after adjusting for sale of brokerages ▪ Adjusted EBITDA of $22.4 million, Adjusted EBITDA margin of 50.4% ▪ Adjusted basic and diluted EPS of $0.41 ▪ Increased quarterly dividend 20% to $0.18 per share Fourth Quarter 2016 Full - Year 2016 Comparisons represent Q4 2016 versus Q4 2015 Comparisons represent full - year 2016 versus full - year 2015 1 Recurring revenue is comprised of Continuing Franchise Fees and Annual Dues 2 Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Basic and Diluted EPS and Free cash flow are Non - GAAP measures and exclude all adjustments attributable to the non - controlling interest, see slide 30 for a reconciliation of Net Income to Adjusted EBITDA, slide 31 for a reconciliation of Net Income to Adjusted Net Income and the calculation of Adjusted EPS, slide 32 for a reconciliation of Free cash flow and slide 33 for a definition of these measures.

5 Motto Mortgage Update Growing the Brand with Each New Franchise Sale Sold 19 franchises Became registered to sell franchises in all 50 states Trained first two classes of franchisees & loan originators Completed sales tours of east and west coasts Scaled the team as the business has grown Interest in owning a Motto Mortgage franchise remains high and our sales pipeline is robust In the first 120 days, we:

6 ▪ On - site visits with franchisees ▪ Continue to provide high - touch support ▪ Illustrate improvements to the network ▪ Focused on integration & growth Q4 2016 Acquisitions Update New Jersey & Regional Services 1 Acquisitions Closed in December Hawaii Acquired in Q4 2016 Washington Oregon Idaho Montana California Colorado Utah Wyoming South Dakota North Dakota Texas Delaware Florida North Carolina South Carolina Nevada Arizona New Mexico Maryland Virginia Missouri Illinois New Jersey Georgia West Virginia New York Company - owned Regions Independent Regions Transition Update Ohio Almost 7 ,000 a gents in regions converted from Independent to Company - owned in Q4 2016 Alaska 1 Regional Services includes the Southern Ohio, Kentucky/Tennessee, and Georgia regions

7 104,826 79,586 25,240 111,915 82,402 29,513 Total RE/MAX U.S. & Canada Outside U.S. & Canada Growing Our Global Network Agent Count up Almost 7% Year over Year Agent Count Growth 2015 vs. 2016 (+7,089 agents) +6.8% YoY +3.5%YoY (+2,816 agents) +16.9% YoY (+4,273 agents) December 31, 2015 December 31, 2016

8 Revenue Streams Agent Growth & Increasing Home Sales Driving Revenue For Q4 2016: ▪ Total revenue would have increased 9.1% after adjusting for the sale of the Company - owned brokerages ▪ Recurring revenue 1 increased to 67.3% of total revenue ▪ Continuing franchise fees increased due to agent count growth, mid - year fee increase, and acquisitions of the independent regions 1 Recurring revenue is comprised of Continuing Franchise Fees and Annual Dues $ % $ % Continuing franchise fees $21.5 $18.9 $2.6 13.7% $81.2 $73.8 $7.4 10.1% Annual dues $8.4 $8.1 $0.3 3.9% $32.7 $31.8 $0.9 2.8% Broker fees $9.1 $7.3 $1.8 24.0% $37.2 $32.3 $4.9 15.1% Franchise sales and other franchise revenue $5.4 $5.9 ($0.5) (8.5%) $25.1 $25.5 ($0.3) (1.3%) Brokerage revenue $0.0 $3.0 ($3.0) (100.0%) $0.1 $13.6 ($13.4) (99.2%) Total Revenue $44.4 $43.3 $1.1 2.7% $176.3 $176.9 ($0.6) (0.3%) Revenue ($M) Fourth Quarter Full-Year 2016 2015 Change 2016 2015 Change

9 Selling, Operating and Administrative Expenses For Q4 2016: ▪ Total SO&A expense decreased to 56.8% of revenue from 58.8% in Q4 2015 ▪ Professional fees increased due to costs incurred related to independent region acquisitions and the credit facility amendment in December 2016 ▪ Rent decreased primarily due to the sale of the brokerages $ % $ % Personnel $11.7 $11.8 ($0.1) (1.0%) $42.4 $43.7 ($1.4) (3.2%) Professional fees $6.1 $3.1 $3.0 98.8% $13.3 $9.4 $4.0 42.2% Rent $2.2 $2.9 ($0.8) (26.7%) $8.7 $12.0 ($3.3) (27.5%) Other $5.3 $7.7 ($2.3) (30.5%) $23.3 $25.9 ($2.6) (10.1%) Total $25.2 $25.5 ($0.2) (0.9%) $87.6 $91.0 ($3.4) (3.7%) SO&A Expenses ($M) Fourth Quarter Full-Year 2016 2015 Change 2016 2015 Change

10 50.6% 49.8% 57.4% 57.0% 50.4% $91.4 $94.6 $21.9 $22.4 Adjusted EBITDA 1 ($M) Adjusted EBITDA Margins 1 1 Adjusted EBITDA and Adjusted EBITDA margin are non - GAAP numbers and exclude all adjustments attributable to the non - controlling interest. See slide 30 for a reconciliation of Net Income to Adjusted EBITDA and slide 33 for the definition of Adjusted EBITDA and Adjusted EBITDA Margin For Q4 2016 ▪ Adjusted EBITDA up year - over - year due to agent count growth and the acquired regions, partially offset by the sale of the Company - owned brokerages and the initial investment in Motto Mortgage Adjusted EBITDA Business Model Delivers Consistently High Margins

11 $1.64 $1.74 $0.38 $0.41 2015 2016 Q4 2015 Q4 2016 $49.4 $52.5 $11.5 $12.3 2015 2016 Q4 2015 Q4 2016 Adjusted Net Income 1 ($M) Adjusted Net Income and Adjusted EPS Adjusted Diluted EPS 1 1 Adjusted net income and Adjusted EPS are non - GAAP numbers. Adjusted EPS assumes RE/MAX Holdings owned 100% of RMCO. See slide 31 for a reconciliation of Net Income to Adjusted net income and Adjusted EPS and slide 33 for a definition of Adjusted net income and Adjusted EPS.

12 New Terms of the Debt ▪ New $ 235M Term Loan B, plus a $10M revolving credit facility ▪ Refinanced the prior existing $188M Term Loan B ▪ Priced at LIBOR +275 basis points with a 0.75% LIBOR floor ▪ Extended Term Loan B maturity to December 15, 2023 and revolving credit facility to December 15, 2021 Benefits of the Facility ▪ Provides greater financial flexibility and ability to opportunistically increase leverage ▪ Lower rate (in terms of both spread and floor) ▪ Excess cash flow payment requirement eliminated unless higher leverage ratios achieved ▪ Covenant - light facility Credit Facility Restructured in Q4 2016 Funded Regional Services Acquisition with Cash and Additional Debt

13 Maximizing Returns Through Acquisitions, Re - Investment & Return of Capital to Shareholders Balance Sheet & Leverage ▪ Cash balance of $57.6 million on December 31, 2016, down $52.6 million from December 31, 2015, primarily due to acquisitions in 2016 ▪ $ 230.8 million in term loans 1 and no revolving loans outstanding ▪ Total Debt / Adjusted EBITDA of 2.4x 2 ▪ Net Debt / Adjusted EBITDA of 1.8x 3 Dividend ▪ Returned ~$18M in dividends to shareholders in 2016 ─ Paid out ~30 % of FCF ▪ Raised quarterly dividend 20% to $0.18 per share in Q1 2017 ▪ Our business model generates sufficient capital to grow our business and return capital to shareholders 1 Net of unamortized debt discount and debt issuance costs 2 Based on twelve months ended December 31, 2016, Adjusted EBITDA of $94.6M and total debt of $230.8M, net of unamortized debt discount and debt issuance costs 3 Based on twelve months ended December 31, 2016, Adjusted EBITDA of $ 94.6M and net debt of $173.2M, net of unamortized debt discount, debt issuance costs and cash balance at December 31, 2016

14 200 250 300 350 400 450 500 550 600 650 Positive Forecasts for 2017 & 2018 Gradual Expansion of the Housing Market Continues 1 Source : Federal Reserve Economic Data – Existing Home Sales, numbers presented are n ot s easonally adjusted ; December 2012 through December 2016 2 Source: NAR (National Association of Realtors) – U.S. Economic Outlook, February 2017 3 Source: Fannie Mae – Economic and Strategic Research – Housing Forecast, January 2017 4 Source : NAHB (National Association of Home Builders) – Housing and Interest Rate Forecast, December 2016 Monthly Existing Home Sales 1 (Thousands) Annual Existing Home Sales 2,3 (M) Housing Starts - Single Family 3,4 (Thousands) Home Price Appreciation 2,3 (YoY) 5.3 5.4 5.5 5.6 5.3 5.5 5.5 5.8 2015 2016 2017e 2018e Fannie Mae NAR 5.9% 5.7% 5.2% 3.6% 6.8% 5.2% 3.9% 3.2% 2015 2016 2017e 2018e Fannie Mae NAR 715 785 849 950 713 780 855 961 2015 2016 2017e 2018e Fannie Mae NAHB

15 For the first quarter of 2017, RE/MAX expects: ▪ Agent count to increase 5.5% to 6.5% over first quarter 2016; ▪ Revenue in a range of $ 47.0 million to $ 48.5 million; ▪ Selling, operating and administrative expenses in a range of 56.0% to 57.5 % of first quarter 2017 revenue; - Higher SO&A expense as a percent of revenue in the first quarter is expected due to expenses associated with the Company's annual convention in March, seasonality of revenue and, in 2017, the investment in Motto Mortgage; and ▪ Adjusted EBITDA margin 1 in a range of 45.0 % to 46.0% of first quarter 2017 revenue. Looking Ahead – Q1 2017 Outlook Growing our Network, our Business and our Brand Q1 2017 Outlook 1 The Company is changing the way it calculates certain non - GAAP measures beginning in 2017. The above Outlook reflects these changes. For additional information on the changes, please see slides 18 - 24.

16 Looking Ahead – FY 2017 Outlook Growing our Network, our Business and our Brand FY 2017 Outlook For the full - year 2017, RE/MAX Holdings expects: ▪ Agent count to increase 4.0% to 5.0% over full - year 2016 ; ▪ Revenue in a range of $194.0 million to $197.0 million; ▪ Selling, operating and administrative expenses in a range of 48.0% to 49.5% of full - year 2017 revenue ; and ▪ Adjusted EBITDA margin 1 in a range of 52.5% to 54.0% of full - year 2017 revenue. 1 The Company is changing the way it calculates certain non - GAAP measures beginning in 2017. The above Outlook reflects these changes. For additional information on the changes, please see slides 18 - 24.

17 Best - in - class n etwork of more than 110,000 a gents Unmatched global footprint Resilient, recurring fee streams based on agent count High Adjusted EBITDA margins Strong free cash flow generation Low fixed - cost structure Asset - light franchise business Attractive Franchise Model Leading Real Estate Franchise with Recurring Revenues, High Margins & Strong Free Cash Flow

18 Additional information on non - GAAP measures

19 We are Changing How We Calculate our Non - GAAP Measures Effective Q1 2017 Change in methodology is in response to SEC guidance on n on - GAAP measures issued in 2016 Q1 2017 and f ull - year 2017 o utlook reflects new methodology of calculating non - GAAP measures ― We will no longer adjust for Non - cash straight - line rent expense or severance - related expenses ― We will adjust for Equity - based compensation expense Adjusted EBITDA and Adjusted EPS will benefit from the adjustment of E quity - based compensation expense ― Adjusted EBITDA is expected to benefit approximately $0.6 million in Q1 2017 and approximately $2.6 million for full - year 2017 ― Adjusted EPS is expected to benefit approximately $ 0.01 per diluted share in Q1 2017 and approximately $0.05 per diluted share for full - year 2017

20 Amortization Expense for Franchise Agreements Will Increase in 2017 The New Jersey and Regional Services acquisitions will increase Amortization expense of franchise agreements in 2017 Also in 2017, franchise agreements related to earlier independent region acquisitions, including California and Texas, will become fully amortized Consequently, Amortization expense for franchise agreements is expected to peak in Q1 2017 and then steadily decline thereafter Assuming no further acquisitions, Amortization expense for franchise agreements is expected to be recognized by quarter as follows: Q1 ~30%, Q2 ~27%, Q3 ~24%, and Q4 ~19% Amortization expense of franchise agreements is expected to comprise approximately 80 - 90% of total Depreciation and amortization expense in 2017

RE/MAX Holdings, Inc. (New Methodology) Adjusted EBITDA Reconciliation to Net Income

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands)

	Year Ended December 31,		
	2016	2015	2014
Net income	$ 47,810	$ 51,350	$ 43,979
Depreciation and amortization	16,094	15,124	15,316
Interest expense	8,596	10,413	9,295
Interest income	(160)	(178)	(313)
Provision for income taxes	15,273	12,030	9,948
Gain on sale or disposition of assets and sublease (1)	(171)	(3,650)	(340)
Loss on early extinguishment of debt and debt modification expense (2)	2,893	94	178
Non-cash equity-based compensation expense (3)	2,330	1,453	2,002
Public offering related expenses (4)	193	1,097	—
Acquisition related expenses (5)	1,899	2,750	313
Adjusted EBITDA (6)	$ 94,757	$ 90,483	$ 80,378
Adjusted EBITDA margin (6)	53.7 %	51.2 %	47.0 %

(1) Represents gains on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record equity-based compensation expense on a straight-line basis over the term of the award.
(4) Represents costs incurred for compliance services performed in connection with the issuance of shares of Class A common stock as a result of the RIHI, Inc. ("RIHI") redemption of 5,175,000 common units in RMCO during the fourth quarter of 2015 (the "Secondary Offering").
(5) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") in October 2013, the acquisition of six Independent Regions (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio, collectively, the ("2016 Acquired Regions") and the acquisition of Full House Mortgage Connection, Inc., now known as Motto Mortgage ("Motto"). Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(6) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

21

RE/MAX Holdings, Inc. (New Methodology)
Adjusted EBITDA Reconciliation to Net Income

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands)

	Three Months Ended							
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Net income	$ 8,514	$ 14,520	$ 14,380	$ 10,396	$ 10,969	$ 15,193	$ 16,058	$ 9,130
Depreciation and amortization	4,612	3,889	3,872	3,721	3,740	3,765	3,808	3,811
Interest expense	2,103	2,121	2,091	2,281	2,965	2,338	2,301	2,809
Interest income	(42)	(32)	(35)	(51)	(42)	(36)	(33)	(67)
Provision for income taxes	3,097	4,632	4,285	3,259	3,148	3,277	3,457	2,148
Loss (Gain) on sale or disposition of assets and sublease (1)	4	(99)	(99)	23	(2,877)	(66)	(664)	(43)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	—	136	—	—	—	94
Non-cash equity-based compensation expense (3)	518	501	545	766	355	430	526	142
Public offering related expenses (4)	—	—	—	193	1,097	—	—	—
Acquisition related expenses (5)	1,200	169	246	284	2,673	—	(106)	183
Adjusted EBITDA (6)	$ 22,763	$ 25,701	$ 25,285	$ 21,008	$ 22,028	$ 24,901	$ 25,347	$ 18,207
Adjusted EBITDA margin (6)	51.2 %	56.4 %	58.3 %	49.0 %	50.9 %	55.2 %	57.2 %	41.2 %

(1) Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record equity-based compensation expense on a straight-line basis over the term of the award.
(4) Represents costs incurred for compliance services performed in connection with the Secondary Offering.
(5) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013, the 2016 Acquired Regions and the acquisition of Motto. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(6) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

22

RE/MAX Holdings, Inc. (New Methodology)
Adjusted Net Income and Adjusted Earnings per Share

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands)

	Year Ended December 31, 2016	2015	2014
Net income	$ 47,810	$ 51,350	$ 43,979
Amortization of franchise agreements	14,590	13,566	13,566
Provision for income taxes	15,273	12,030	9,948
Add-backs:			
Gain on sale or disposition of assets and sublease (1)	(171)	(3,650)	(340)
Loss on early extinguishment of debt and debt modification expense (2)	2,893	94	178
Non-cash equity-based compensation (3)	2,330	1,453	2,002
Public offering related expenses (4)	193	1,097	—
Acquisition related expenses (5)	1,899	2,750	313
Adjusted pre-tax net income	84,817	78,690	69,646
Less: Provision for income taxes at 38%	(32,230)	(29,902)	(26,465)
Adjusted net income (6)	**$ 52,587**	**$ 48,788**	**$ 43,181**
Total basic pro forma shares outstanding	30,188,341	29,925,446	29,345,764
Total diluted pro forma shares outstanding	30,237,368	30,083,609	29,976,577
Adjusted net income basic earnings per share (6)	$ 1.74	$ 1.63	$ 1.47
Adjusted net income diluted earnings per share (6)	$ 1.74	$ 1.62	$ 1.44

(1) Represents gains on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record equity-based compensation expense on a straight-line basis over the term of the award.
(4) Represents costs incurred for compliance services performed in connection with the Secondary Offering.
(5) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013, the 2016 Acquired Regions and the acquisition of Motto. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(6) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

23

RE/MAX Holdings, Inc. (New Methodology)
Adjusted Net Income and Adjusted Earnings per Share

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands)

	Three Months Ended							
	12/31/2016	**9/30/2016**	**6/30/2016**	**3/31/2016**	**12/30/2015**	**9/30/2015**	**6/30/2015**	**3/31/2015**
Net income	$ 8,514	$ 14,520	$ 14,380	$ 10,396	$ 10,969	$ 15,193	$ 16,058	$ 9,130
Amortization of franchise agreements	4,081	3,534	3,534	3,441	3,392	3,391	3,392	3,391
Provision for income taxes	3,097	4,632	4,285	3,259	3,148	3,277	3,457	2,148
Add-backs:								
Loss (gain) on sale or disposition of assets and sublease (1)	4	(99)	(99)	23	(2,877)	(66)	(664)	(43)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	—	136	—	—	—	94
Non-cash equity-based compensation (3)	518	501	545	766	355	430	526	142
Public offering related expenses (4)	—	—	—	193	1,097	—	—	—
Acquisition related expenses (5)	1,200	169	246	284	2,673	—	(106)	183
Adjusted pre-tax net income	20,171	23,257	22,891	18,498	18,757	22,225	22,663	15,045
Less: Provision for income taxes at 38%	(7,665)	(8,838)	(8,699)	(7,029)	(7,128)	(8,446)	(8,612)	(5,717)
Adjusted net income (6)	**$ 12,506**	**$ 14,419**	**$ 14,192**	**$ 11,469**	**$ 11,629**	**$ 13,779**	**$ 14,051**	**$ 9,328**
Total basic pro forma shares outstanding	30,207,530	30,205,296	30,196,190	30,143,951	30,113,276	30,068,290	29,960,278	29,552,205
Total diluted pro forma shares outstanding	30,265,670	30,251,241	30,228,595	30,198,267	30,181,348	30,155,348	30,134,127	30,028,105
Adjusted net income basic earnings per share (6)	$ 0.41	$ 0.48	$ 0.47	$ 0.38	$ 0.39	$ 0.46	$ 0.47	$ 0.32
Adjusted net income diluted earnings per share (6)	$ 0.41	$ 0.48	$ 0.47	$ 0.38	$ 0.39	$ 0.46	$ 0.47	$ 0.31

(1) Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record equity-based compensation expense on a straight-line basis over the term of the award.
(4) Represents costs incurred for compliance services performed in connection with the Secondary Offering.
(5) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013, the 2016 Acquired Regions and the acquisition of Motto. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(6) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

24

25 Appendix

26 6,553 13,115 6,713 13,959 Company-Owned Independent 45,025 14,893 46,240 15,490 Company-Owned Independent Agent Count in the U.S. and Canada Growth in Company - Owned & Independent Regions Agents in the U.S. 1 Agents in Canada Agent Count Growth Q4 2015 v s . Q4 2016 (+1,215 agents) +2.7% YoY +4.0% YoY (+597 agents) +2.4% YoY (+160 agents) +6.4% YoY (+844 agents) December 31, 2015 December 31, 2016 8,085 agents in regions converted from Independent to Company - owned in 2016 1 December 31, 2015 agent counts adjusted for the 2016 acquisitions to illustrate organic agent growth year over year

27 46% 21% 14% 19% 83% 13% 4% Revenue by Stream and Geography Stable Recurring Revenue Base 2016 Revenue by Stream 2016 Revenue by Geography U.S. Canada Outside U.S. & Canada Franchise sales & Other F ranchise R evenue Broker Fees Annual D ues Continuing Franchise F ees ▪ 2016 Revenue by Geography remains very similar relative to 2015 ▪ Due to the sale of the Company - owned brokerages, recurring revenue now ~65%

28 Mortgage Finance Forecasts Purchase Originations Set to Grow, Rates to Rise Slowly 1 Source: Mortgage Bankers Association – MBA Mortgage Finance Forecast January 2017 Loan Originations 1 Mortgage & Interest Rates 1 3.9% 3.7% 4.5% 4.9% 2.1% 1.8% 2.6% 3.0% 2014 2015 2016 2017e 30-Year Fixed 10-Year Treasury 903 990 1092 1178 776 901 471 410 2015 2016 2017e 2018e Purchase Refinance

RE/MAX Holdings, Inc.
Agent Count

(Unaudited)

	As of								
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Agent Count:									
U.S.									
Company-owned Regions (1)	46,240	39,790	39,493	38,469	37,250	37,146	36,545	35,845	35,299
Independent Regions (1)	15,490	22,451	22,142	21,848	22,668	22,633	22,459	22,100	21,806
U.S. Total	**61,730**	**62,241**	**61,635**	**60,317**	**59,918**	**59,779**	**59,004**	**57,945**	**57,105**
Canada									
Company-owned Regions	6,713	6,728	6,701	6,580	6,553	6,512	6,440	6,327	6,261
Independent Regions	13,959	13,828	13,635	13,239	13,115	12,994	12,992	12,834	12,779
Canada Total	20,672	20,556	20,336	19,819	19,668	19,506	19,432	19,161	19,040
U.S. and Canada Total	**82,402**	**82,797**	**81,971**	**80,136**	**79,586**	**79,285**	**78,436**	**77,106**	**76,145**
Outside U.S. and Canada									
Company-owned Regions (2)	—	—	—	—	—	—	—	—	328
Independent Regions (2)	29,513	28,391	27,989	26,572	25,240	24,206	23,467	22,849	21,537
Outside U.S. and Canada Total	**29,513**	**28,391**	**27,989**	**26,572**	**25,240**	**24,206**	**23,467**	**22,849**	**21,865**
Total	**111,915**	**111,188**	**109,960**	**106,708**	**104,826**	**103,491**	**101,903**	**99,955**	**98,010**
Net change in agent count compared to the prior period	727	1,228	3,252	1,882	1,335	1,588	1,948	1,945	363

(1) As of December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016. As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents. As of December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey regions, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016. As of the acquisition date, the New Jersey region had 3,008 agents. As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016. As of the acquisition date, the Alaska region had 245 agents. In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016. As of the acquisition date, the New York region had 869 agents.

(2) As of each quarter end since March 31, 2015, Independent Regions outside of the U.S. and Canada include agents in the Caribbean and Central America regions, which converted from Company-owned Regions to Independent Regions in connection with the regional franchising agreements we entered into with new independent owners of the Caribbean and Central America regions on January 1, 2015. As of the disposition date, the Caribbean and Central America regions had 328 agents.

29

RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,	
	2016	2015	2016	2015
Net income	$ 8,514	$ 10,969	$ 47,810	$ 51,350
Depreciation and amortization	4,612	3,740	16,094	15,124
Interest expense	2,103	2,965	8,596	10,413
Interest income	(42)	(42)	(160)	(178)
Provision for income taxes	3,097	3,148	15,273	12,030
Loss (gain) on sale or disposition of assets and sublease (1)	4	(2,877)	(171)	(3,650)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	2,893	94
Non-cash straight-line rent expense (3)	168	208	748	889
Public offering related expenses (4)	—	1,097	193	1,097
Severance related expenses (5)	(28)	—	1,472	1,482
Acquisition related expenses (6)	1,200	2,673	1,899	2,750
Adjusted EBITDA (7)	$ 22,385	$ 21,881	$ 94,647	$ 91,401
Adjusted EBITDA margin (7)	50.4 %	50.6 %	53.7 %	51.7 %

(1) Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4) Represents costs incurred for compliance services performed in connection with the issuance of shares of Class A common stock as a result of the RIHI, Inc. ("RIHI") redemption of 5,175,000 common units in RMCO during the fourth quarter of 2015 (the "Secondary Offering").
(5) Includes severance and other related expenses due to organization changes in the Company's executive leadership.
(6) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") in October 2013, the acquisition of six Independent Regions (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio, collectively, the ("2016 Acquired Regions") and the acquisition of Full House Mortgage Connection, Inc., now known as Motto Mortgage ("Motto"). Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(7) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

30

RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Unaudited) (Amounts in thousands except shares outstanding and EPS)

	Three Months Ended December 31,		Year Ended December 31,	
	2016	2015	2016	2015
Net income	$ 8,514	$ 10,969	$ 47,810	$ 51,350
Amortization of franchise agreements	4,081	3,392	14,590	13,566
Provision for income taxes	3,097	3,148	15,273	12,030
Add-backs:				
Loss (gain) on sale or disposition of assets and sublease (1)	4	(2,877)	(171)	(3,650)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	2,893	94
Non-cash straight-line rent expense (3)	168	208	748	889
Public offering related expenses (4)	—	1,097	193	1,097
Severance related expenses (5)	(28)	—	1,472	1,482
Acquisition related expenses (6)	1,200	2,673	1,899	2,750
Adjusted pre-tax net income	19,793	18,610	84,707	79,608
Less: Provision for income taxes at 38%	(7,521)	(7,072)	(32,189)	(30,251)
Adjusted net income (7)	$ 12,272	$ 11,538	$ 52,518	$ 49,357
Total basic pro forma shares outstanding	30,207,530	30,113,276	30,188,341	29,925,446
Total diluted pro forma shares outstanding	30,265,670	30,181,348	30,237,368	30,083,609
Adjusted net income basic earnings per share (7)	$ 0.41	$ 0.38	$ 1.74	$ 1.65
Adjusted net income diluted earnings per share (7)	$ 0.41	$ 0.38	$ 1.74	$ 1.64

(1) Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.
(2) Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.
(3) Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4) Represents costs incurred for compliance services performed in connection with the Secondary Offering.
(5) Includes severance and other related expenses due to organization changes in the Company's executive leadership.
(6) Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013, the 2016 Acquired Regions and the acquisition of Motto. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.
(7) Non-GAAP measure. See the end of this presentation for definitions of Non-GAAP measures.

31

32 RE/MAX Holdings, Inc. Free Cash Flow and Unencumbered Cash Generation (Unaudited) (Amounts in thousands) (1) Non - GAAP measure . See the end of this presentation for definitions of Non - GAAP measures . 2016 2015 Cash flow from operations 64,379$ 77,358$ Less: Capital expenditures (4,395) (3,546) Free cash flow (1) 59,984 73,812 Free cash flow 59,984 73,812 Less: Tax and Other non-dividend discretionary distributions to RIHI (10,391) (7,358) Free cash flow after tax and non-dividend discretionary distributions to RIHI (1) 49,593 66,454 Free cash flow after tax and non-dividend discretionary distributions to RIHI 49,593 66,454 Less: Quarterly debt principal payments (2,081) (2,080) Less: Annual excess cash flow (ECF) payment (12,727) (7,320) Unencumbered cash generated (1) 34,785$ 57,054$ Summary Cash flow from operations $ 64,379 $ 77,358 Free cash flow 59,984$ 73,812$ Free cash flow after tax and non-dividend discretionary distributions to RIHI $ 49,593 $ 66,454 Unencumbered cash generated 34,785$ 57,054$ Adjusted EBITDA 94,647$ 91,401$ Free cash flow as % of Adjusted EBITDA 63.4% 80.8% Free cash flow less distributions to RIHI as % of Adjusted EBITDA 52.4% 72.7% Unencumbered cash generated as % of Adjusted EBITDA 36.8% 62.4% Year Ended December 31,

33 Non - GAAP Financial Measures The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures not in accordance with U . S . GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow . These measures are derived on the basis of methodologies other than in accordance with U . S . GAAP . The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the audited consolidated financial statements included in the Annual Report on Form 10 - K), adjusted for the impact of the following items that the Company does not consider representative of its ongoing operating performance : loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non - cash straight - line rent expense, professional fees and certain expenses incurred in connection with the IPO and subsequent secondary offering, acquisition related expenses and severance related expenses . During the third quarter of 2014 , the Company revised its definition of Adjusted EBITDA to eliminate the adjustment of equity - based compensation expense incurred for equity awards granted since the IPO, and Adjusted EBITDA in prior periods was revised to reflect this change for consistency of presentation . During the fourth quarter of 2014 , the Company revised its definition of Adjusted EBITDA to include an adjustment for severance related charges incurred during or after such quarter . Because Adjusted EBITDA omits certain non - cash items and other non - recurring cash charges or other items, the Company believes that it is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non - cash and non - recurring cash charges or other items and is more reflective of other factors that affect its operating performance . The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of the operating businesses and provides greater transparency into the Company’s results of operations . The Company’s management uses Adjusted EBITDA as a factor in evaluating the performance of the business . Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing the Company’s results as reported under U . S . GAAP . Some of these limitations are : this measure does not reflect changes in, or cash requirements for, the Company’s working capital needs ; this measure does not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt ; this measure does not reflect the Company’s income tax expense or the cash requirements to pay its taxes ; this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments ; this measure does not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non - controlling unitholders ; this measure does not reflect the cash requirements to pay RIHI Inc . and Oberndorf pursuant to the tax receivable agreements, although depreciation and amortization are non - cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements ; and other companies may calculate this measure differently so they may not be comparable . Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Revenue . Adjusted net income is defined as net income plus primarily non - cash items and other items that management does not consider to be useful in assessing our operating performance (e . g . , amortization of franchise agreements, gain on sale or disposition of assets and sub - lease, loss on debt extinguishment, non - cash straight - line rent expense, public offering related expenses, severance - related expenses, and acquisition - related costs) . Adjusted basic and diluted earnings per share (Adjusted EPS) are defined as Adjusted net income (as defined above) divided by pro forma basic and diluted weighted average shares, as applicable . Free cash flow is defined as operating cash flow minus capital expenditures . Free cash flow after tax and non - dividend discretionary distributions to RIHI is defined as free cash flow minus tax and other discretionary non - dividend distributions paid to RIHI to enable RIHI to satisfy its income tax obligations . Unencumbered cash generated is defined as free cash flow after tax and non - dividend discretionary distributions to RIHI minus quarterly debt principal payments minus annual excess cash flow payment on debt, as applicable . The Company’s Adjusted EBITDA margin guidance does not include certain charges and costs . The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others . The exclusion of these charges and costs in future periods will have a significant impact on the Company’s Adjusted EBITDA margin . The Company is not able to provide a reconciliation of the Company’s non - GAAP financial guidance to the corresponding U . S . GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs .